Exhibit 99.3

Discussion and

Reconciliation of Non-

GAAP Financial Measures

June 30, 2020

(Unaudited)

Definitions

Adjusted Fixed Charge Coverage  Adjusted EBITDAre divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDAre and Fixed Charges.
Adjusted Funds Available for Distribution (“AFFO”) AFFO is defined as FFO as Adjusted after excluding the impact of the following: (i) amortization of deferred compensation expense, (ii) amortization of deferred financing costs, net, (iii) straight-line rents, (iv) deferred income taxes, (v) amortization of acquired market lease intangibles, net, (vi) non-cash interest related to DFLs and lease incentive amortization (reduction of straight-line rents), (vii) actuarial reserves for insurance claims that have been incurred but not reported, and (viii) deferred revenues, excluding amounts amortized into rental income that are associated with tenant funded improvements owned/recognized by us and up-front cash payments made by tenants to reduce their contractual rents. Also, AFFO: (i) is computed after deducting recurring capital expenditures, including second generation leasing costs and second generation tenant and capital improvements and (ii) includes lease restructure payments and adjustments to compute our share of AFFO from our unconsolidated joint ventures. Certain prior period amounts in the “Non-GAAP Financial Measures Reconciliation” below for AFFO have been reclassified to conform to the current period presentation. More specifically, recurring capital expenditures, including second generation leasing costs and second generation tenant and capital improvements ("AFFO capital expenditures") excludes our share from unconsolidated joint ventures (reported in “other AFFO adjustments”). Adjustments for joint ventures are calculated to reflect our pro-rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of AFFO for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. We reflect our share for consolidated joint ventures in which we do not own 100% of the equity by adjusting our AFFO to remove the third party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods (reported in “other AFFO adjustments”). See FFO for further disclosure regarding our use of pro-rata share information and its limitations. Other REITs or real estate companies may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to those reported by other REITs. Although our AFFO computation may not be comparable to that of other REITs, management believes AFFO provides a meaningful supplemental measure of our performance and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. We believe AFFO is an alternative run-rate earnings measure that improves the understanding of our operating results among investors and makes comparisons with: (i) expected results, (ii) results of previous periods, and (iii) results among REITs more meaningful. AFFO does not represent cash generated from operating activities determined in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as it excludes the following items which generally flow through our cash flows from operating activities: (i) adjustments for changes in working capital or the actual timing of the payment of income or expense items that are accrued in the period, (ii) transaction-related costs, (iii) litigation settlement expenses, (iv) severance-related expenses, and (v) actual cash receipts from interest income recognized on loans receivable (in contrast to our AFFO adjustment to exclude non-cash interest and depreciation related to our investments in direct financing leases). Furthermore, AFFO is adjusted for recurring capital expenditures, which are generally not considered when determining cash flows from operations or liquidity. AFFO is a non-GAAP supplemental financial measure and should not be considered as an alternative to net income (loss) determined in accordance with GAAP.
Consolidated Debt The carrying amount of bank line of credit, commercial paper, term loans, senior unsecured notes, and mortgage debt, as reported in our consolidated financial statements.
Consolidated Gross Assets The carrying amount of total assets, excluding investments in and advances to our unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Consolidated Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Consolidated Secured Debt Mortgage and other debt secured by real estate, as reported in our consolidated financial statements.
Continuing Care Retirement Community (“CCRC”) A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing).
Debt Investments Loans secured by a direct interest in real estate and mezzanine loans.
Direct Financing Lease ("DFL") Lease for which future minimum lease payments are recorded as a receivable and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

2

Definitions

EBITDAre and Adjusted EBITDAre EBITDAre, or EBITDA for Real Estate, is a supplemental performance measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and intended for real estate companies. It represents earnings before interest expense, income taxes, depreciation and amortization, gains or losses from sales of depreciable property (including gains or losses on change in control), and impairment charges (recoveries) related to depreciable property. Adjusted EBITDAre is defined as EBITDAre excluding impairments (recoveries) related to non-depreciable assets, transaction-related items, prepayment costs (benefits) associated with early retirement or payment of debt, severance and related charges, litigation costs (recoveries), casualty-related charges (recoveries), stock compensation expense, and foreign currency remeasurement losses (gains). EBITDAre and Adjusted EBITDAre include our pro rata share of our unconsolidated JVs presented on the same basis. We consider EBITDAre and Adjusted EBITDAre important supplemental measures to net income (loss) because they provide an additional manner in which to evaluate our operating performance and serve as additional indicators of our ability service our debt obligations. Net income (loss) is the most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to EBITDAre and Adjusted EBITDAre.
Enterprise Debt Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Enterprise Gross Assets Consolidated Gross Assets plus our pro rata share of total gross assets from our unconsolidated JVs, after adding back accumulated depreciation and amortization. Enterprise Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Enterprise Secured Debt Consolidated Secured Debt plus our pro rata share of mortgage debt from our unconsolidated JVs. Enterprise Secured Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Entrance Fee Certain of our communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI, Adjusted NOI, NAREIT FFO, FFO as Adjusted, and AFFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. The refundable portion of a resident’s entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities.
Financial Leverage Enterprise Debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Fixed Charges Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) of our unconsolidated JVs. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.
Funds From Operations (“NAREIT FFO”) and FFO as Adjusted FFO encompasses NAREIT FFO and FFO as Adjusted, each of which is described in detail below. We believe FFO applicable to common shares, diluted FFO applicable to common shares, and diluted FFO per common share are important supplemental non-GAAP measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the REIT industry to address this issue.

3

Definitions

NAREIT FFO. FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is net income (loss) applicable to common shares (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, including any current and deferred taxes directly associated with sales of depreciable property, impairments of, or related to, depreciable real estate, plus real estate and other real estate-related depreciation and amortization, and adjustments to compute our share of NAREIT FFO and FFO as Adjusted (see below) from joint ventures. Adjustments for joint ventures are calculated to reflect our pro-rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of NAREIT FFO for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. For consolidated joint ventures in which we do not own 100%, we reflect our share of the equity by adjusting our NAREIT FFO to remove the third party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods. Our pro-rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect our proportionate economic interest in the operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period. We do not control the unconsolidated joint ventures, and the pro-rata presentations of reconciling items included in NAREIT FFO do not represent our legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.
The presentation of pro-rata information has limitations, which include, but are not limited to, the following: (i) the amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses and (ii) other companies in our industry may calculate their pro-rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro-rata financial information should not be considered independently or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP financial statements, using the pro-rata financial information as a supplement.
NAREIT FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income (loss). We compute NAREIT FFO in accordance with the current NAREIT definition; however, other REITs may report NAREIT FFO differently or have a different interpretation of the current NAREIT definition from ours.
FFO as Adjusted. In addition, we present NAREIT FFO on an adjusted basis before the impact of non-comparable items including, but not limited to, transaction-related items, impairments (recoveries) of non-depreciable assets, losses (gains) from the sale of non-depreciable assets, severance and related charges, prepayment costs (benefits) associated with early retirement or payment of debt, litigation costs (recoveries), casualty-related charges (recoveries), foreign currency remeasurement losses (gains), and changes in tax legislation (“FFO as Adjusted”). Transaction-related items include transaction expenses and gains/charges incurred as a result of mergers and acquisitions and lease amendment or termination activities. Prepayment costs (benefits) associated with early retirement of debt include the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of debt. Management believes that FFO as Adjusted provides a meaningful supplemental measurement of our FFO run-rate and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe stockholders, potential investors, and financial analysts who review our operating performance are best served by an FFO run-rate earnings measure that includes certain other adjustments to net income (loss), in addition to adjustments made to arrive at the NAREIT defined measure of FFO. FFO as Adjusted is used by management in analyzing our business and the performance of our properties and we believe it is important that stockholders, potential investors, and financial analysts understand this measure used by management. We use FFO as Adjusted to: (i) evaluate our performance in comparison with expected results and results of previous periods, relative to resource allocation decisions, (ii) evaluate the performance of our management, (iii) budget and forecast future results to assist in the allocation of resources, (iv) assess our performance as compared with similar real estate companies and the industry in general, and (v) evaluate how a specific potential investment will impact our future results. Other REITs or real estate companies may use different methodologies for calculating an adjusted FFO measure, and accordingly, our FFO as Adjusted may not be comparable to those reported by other REITs.
Investment and Portfolio Investment Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization and (ii) the carrying amount of DFLs and Debt Investments. Portfolio Investment also includes our pro rata share of the real estate assets and intangibles held in our unconsolidated JVs, presented on the same basis as Investment, and excludes noncontrolling interests' pro rata share of the real estate assets and intangibles held in our consolidated JVs, presented on the same basis. Investment and Portfolio Investment exclude land held for development.
Net Debt Enterprise Debt less the carrying amount of cash and cash equivalents as reported in our consolidated financial statements and our pro rata share of cash and cash equivalents from our unconsolidated JVs. Consolidated Debt is the most directly comparable GAAP measure to Net Debt. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

4

Definitions

Net Debt to Adjusted EBITDAre Net Debt divided by Adjusted EBITDAre is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.
Net Operating Income from Continuing Operations (“NOI”) and Cash (Adjusted) NOI NOI and Adjusted NOI are non-U.S. generally accepted accounting principles (“GAAP”) supplemental financial measures used to evaluate the operating performance of real estate. NOI is defined as real estate revenues (inclusive of rental and related revenues, resident fees and services, income from direct financing leases, and government grant income and exclusive of interest income), less property level operating expenses (which exclude transition costs); NOI excludes all other financial statement amounts included in net income (loss). Adjusted NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee income and expense. NOI and Adjusted NOI include our share of income (loss) generated by unconsolidated joint ventures and exclude noncontrolling interests’ share of income (loss) generated by consolidated joint ventures. Adjusted NOI is oftentimes referred to as “Cash NOI.” Management believes NOI and Adjusted NOI are important supplemental measures because they provide relevant and useful information by reflecting only income and operating expense items that are incurred at the property level and present them on an unlevered basis. We use NOI and Adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and to evaluate our Same-Store (“SS”) performance, as described below. We believe that net income (loss) is the most directly comparable GAAP measure to NOI and Adjusted NOI. NOI and Adjusted NOI should not be viewed as alternative measures of operating performance to net income (loss) as defined by GAAP since they do not reflect various excluded items. Further, our definitions of NOI and Adjusted NOI may not be comparable to the definitions used by other REITs or real estate companies, as they may use different methodologies for calculating NOI and Adjusted NOI.
Operating expenses generally relate to leased medical office and life science properties, as well as SHOP and CCRC facilities. We generally recover all or a portion of our leased medical office and life science property expenses through tenant recoveries. We present expenses as operating or general and administrative based on the underlying nature of the expense.
Portfolio Cash Operating Expenses Consolidated cash operating expenses plus the Company's pro rata share of cash operating expenses from its unconsolidated JVs less noncontrolling interests' pro rata share of cash operating expenses from consolidated JVs. Portfolio Cash Operating Expenses represent property level operating expenses (which exclude transition costs) after eliminating the effects of straight-line rents, lease termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee expense.
Portfolio Income Cash NOI plus interest income plus our pro rata share of Cash NOI from our unconsolidated JVs less noncontrolling interests' pro rata share of Cash NOI from consolidated JVs.
Portfolio Real Estate Revenues and Portfolio Cash Real Estate Revenues Portfolio Real Estate Revenues include rental related revenues, resident fees and services, income from DFLs, and government grant income which is included in Other income (expense), net in our Consolidated Statement of Operations. Portfolio Real Estate Revenues include the Company's pro rata share from unconsolidated JVs presented on the same basis and exclude noncontrolling interests' pro rata share from consolidated JVs presented on the same basis. Portfolio Cash Real Estate Revenues include Portfolio Real Estate Revenues after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, lease termination fees, and the impact of deferred community fee income.
Revenue Per Occupied Room ("REVPOR") CCRC The 3-month average Cash Real Estate Revenues per occupied unit excluding Cash NREFs for the most recent period available. REVPOR CCRC excludes newly completed assets under lease-up, assets sold, acquired or converted to a new operating structure (such as triple-net to SHOP) during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. REVPOR cannot be derived from the information presented for the CCRC portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company's pro rata share. REVPOR CCRC is a non-GAAP supplemental financial measure used to evaluate the revenue-generating capacity and profit potential of our CCRC assets independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our CCRC assets.
REVPOR SHOP The 3-month average Cash Real Estate Revenues per occupied unit for the most recent period available. REVPOR SHOP excludes newly completed assets under lease-up, assets sold, acquired or converted to a new operating structure (such as triple-net to SHOP) during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. REVPOR cannot be derived from the information presented for the SHOP portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company's pro rata share. REVPOR SHOP is a non-GAAP supplemental financial measure used to evaluate the revenue-generating capacity and profit potential of our SHOP assets independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our SHOP assets.
RIDEA A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility.

5

Definitions

Same-Store ("SS") Same-Store NOI and Adjusted (Cash) NOI information allows us to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our consolidated portfolio of properties. Same-Store Adjusted NOI excludes amortization of deferred revenue from tenant-funded improvements and certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.
Properties are included in Same-Store once they are stabilized for the full period in both comparison periods. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a conversion from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. A property is removed from Same-Store when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations, a change in reporting structure (such as triple-net to SHOP) or operator transition has been agreed to, or a significant tenant relocates from a Same-Store property to a non Same-Store property and that change results in a corresponding increase in revenue.
Secured Debt Ratio Enterprise Secured Debt divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of Total Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Segments Our portfolio is comprised of investments in the following healthcare segments: (i) senior housing triple-net, (ii) senior housing operating portfolio (“SHOP”), (iii) CCRC, (iv) life science, (v) medical office, and (vi) other non-reportable segments (“Other”).
Share of Consolidated Joint Ventures ("JVs") Noncontrolling interests' pro rata share information is prepared by applying noncontrolling interests' actual ownership percentage for the period and is intended to reflect noncontrolling interests' proportionate economic interest in the financial position and operating results of properties in our portfolio.
Share of Unconsolidated Joint Ventures Our pro rata share information is prepared by applying our actual ownership percentage for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.

6

Reconciliations
In thousands, except for per share data

Funds From Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income (loss) applicable to common shares	$51,131	$(13,991)	$328,786	$47,036
Real estate related depreciation and amortization	178,488	165,296	367,764	297,247
Healthpeak's share of real estate related depreciation and amortization from unconsolidated joint ventures	25,618	15,123	55,228	30,200
Noncontrolling interests' share of real estate related depreciation and amortization	(4,980)	(5,013)	(10,023)	(9,934)
Other real estate-related depreciation and amortization	891	1,357	2,128	3,442
Loss (gain) on sales of real estate, net	(82,863)	(11,448)	(247,732)	(19,492)
Healthpeak's share of loss (gain) on sales of real estate, net, from unconsolidated joint ventures	(1,519)	—	(9,248)	—
Noncontrolling interests' share of gain (loss) on sales of real estate, net	(3)	208	(3)	208
Loss (gain) upon change of control, net(1)	(2,528)	(11,501)	(169,962)	(11,501)
Taxes associated with real estate dispositions	335	—	(11,540)	—
Impairments (recoveries) of depreciable real estate, net	17,797	58,391	48,519	67,249
NAREIT FFO applicable to common shares	182,367	198,422	353,917	404,455
Distributions on dilutive convertible units and other	—	1,484	3,501	3,279
Diluted NAREIT FFO applicable to common shares	$182,367	$199,906	$357,418	$407,734

Weighted average shares outstanding - diluted NAREIT FFO	538,517	485,054	529,009	484,435

Impact of adjustments to NAREIT FFO:
Transaction-related items(2)	$685	$6,435	$93,064	$12,324
Other impairments (recoveries) and other losses (gains), net(3)	6,291	10,147	(27,015)	10,147
Severance and related charges	—	3,728	—	3,728
Loss on debt extinguishments(4)	25,824	1,135	24,991	1,135
Litigation costs (recoveries)	100	(527)	206	(399)
Casualty-related charges (recoveries), net(5)	—	(6,242)	—	(6,242)
Foreign currency remeasurement losses (gains)	143	(159)	153	(187)
Tax rate legislation impact(6)	(697)	—	(3,589)	—
Total adjustments	32,346	14,517	87,810	20,506
FFO as Adjusted applicable to common shares	214,713	212,939	441,727	424,961
Distributions on dilutive convertible units and other	1,834	1,446	3,390	3,226
Diluted FFO as Adjusted applicable to common shares	$216,547	$214,385	$445,117	$428,187

Weighted average shares outstanding - diluted FFO as Adjusted	544,018	485,054	529,009	484,435

Diluted earnings per common share	$0.09	$(0.03)	$0.63	$0.10
Depreciation and amortization	0.37	0.36	0.79	0.66
Loss (gain) on sales of real estate, net	(0.15)	(0.02)	(0.49)	(0.04)
Loss (gain) upon change of control, net(1)	—	(0.02)	(0.32)	(0.02)
Taxes associated with real estate dispositions	—	—	(0.02)	—
Impairments (recoveries) of depreciable real estate, net	0.03	0.12	0.09	0.14
Diluted NAREIT FFO per common share	$0.34	$0.41	$0.68	$0.84
Transaction-related items(2)	—	0.01	0.18	0.02
Other impairments (recoveries) and other losses (gains), net(3)	0.01	0.02	(0.06)	0.02
Severance and related charges	—	0.01	—	0.01
Loss on debt extinguishments(4)	0.05	—	0.05	—
Casualty-related charges (recoveries), net(5)	—	(0.01)	—	(0.01)
Tax rate legislation impact(6)	—	—	(0.01)	—
Diluted FFO as Adjusted per common share	$0.40	$0.44	$0.84	$0.88

7

Reconciliations
In thousands

Adjusted Funds From Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
FFO as Adjusted applicable to common shares	$214,713	$212,939	$441,727	$424,961
Amortization of deferred compensation	4,984	4,308	8,972	7,898
Amortization of deferred financing costs	2,534	2,740	5,116	5,440
Straight-line rents	(8,316)	(5,695)	(14,544)	(11,940)
AFFO capital expenditures	(18,781)	(19,513)	(40,572)	(38,733)
Lease restructure payments	328	292	619	580
CCRC entrance fees(7)	—	4,845	—	8,340
Deferred income taxes	(6,686)	(3,897)	(1,899)	(7,629)
Other AFFO adjustments(8)	3,150	(952)	109	(2,381)
AFFO applicable to common shares	191,926	195,067	399,528	386,536
Distributions on dilutive convertible units and other	1,864	1,484	3,501	3,278
Diluted AFFO applicable to common shares	$193,790	$196,551	$403,029	$389,814

Weighted average shares outstanding - diluted AFFO	544,018	485,054	529,009	484,435
______________________________________

(1)
For the six months ended June 30, 2020, relates to the gain on consolidation of 13 continuing care retirement communities ("CCRCs") in which we acquired Brookdale's interest and began consolidating during the first quarter of 2020. For the three and six months ended June 30, 2019, represents the gain related to the acquisition of the outstanding equity interests in a previously unconsolidated senior housing joint venture. Gains upon change of control are included in other income (expense), net in the consolidated statements of operations.

(2)
For the six months ended June 30, 2020, includes the termination fee and transition fee expenses related to terminating the management agreements with Brookdale for 13 CCRCs and transitioning those communities to LCS, partially offset by the tax benefit recognized related to those expenses. The expense related to terminating the CCRC management agreements with Brookdale is included in operating expenses in the consolidated statement of operations for the six months ended June 30, 2020.

(3)
For the three months ended June 30, 2020, represents additional reserves for loan losses under the current expected credit losses accounting standard in accordance with Accounting Standards Codification 326, Financial Instruments – Credit Losses ("ASC 326") and the impairment of an undeveloped MOB land parcel, which is classified as held-for-sale. The six months ended June 30, 2020 also includes additional reserves for loan losses under ASC 326 and a gain on sale of a hospital that was in a direct financing lease ("DFL"). For the three and six months ended June 30, 2019, represents the impairment of 13 senior housing triple-net facilities under DFLs recognized as a result of entering into sales agreements.

(4)	For all periods presented, primarily represents the premium associated with the prepayment of senior unsecured notes and mortgage debt.

(5)	For the three and six months ended June 30, 2019, represents incremental insurance proceeds received for property damage and other associated costs related to hurricanes in 2017.

(6)	For the three and six months ended June 30, 2020, represents the tax benefit of the CARES Act extending the net operating loss carryback period to five years.

(7)
In connection with the acquisition of the remaining 51% interest in the CCRC JV in January 2020, we consolidated the 13 communities in the CCRC JV and recorded the assets and liabilities at their acquisition date relative fair values, including the CCRC contract liabilities associated with previously collected non-refundable entrance fees. In conjunction with increasing those CCRC contract liabilities to their fair value, we concluded that we will no longer adjust for the timing difference between non-refundable entrance fees collected and amortized as we believe the amortization of these fees is a meaningful representation of how we satisfy the performance obligations of the fees. As such, upon consolidation of the CCRC assets, we no longer exclude the difference between CCRC entrance fees collected and amortized from the calculation of AFFO. For comparative periods presented, the adjustment continues to represent our 49% share of non-refundable entrance fees collected by the CCRC JV, net of reserves and net of CCRC JV entrance fee amortization.

(8)
Primarily includes our share of AFFO capital expenditures from unconsolidated joint ventures, partially offset by noncontrolling interests' share of AFFO capital expenditures from consolidated joint ventures.

8

Reconciliations
In millions

Projected SS Cash NOI(1)
For the projected year 2020 (low)

	Life Science	Medical Office	Other
SS cash NOI (from withdrawn guidance)(2)	$254	$302	$43
Potential impacts from COVID-19	—	(2)	—
SS cash NOI outlook	$254	$300	$43

For the projected year 2020 (high)

	Life Science	Medical Office	Other
SS cash NOI (from withdrawn guidance)(2)	$256	$305	$43
Potential impacts from COVID-19	—	(2)	—
SS cash NOI outlook	$256	$303	$43

For the year ended December 31, 2019

	Life Science	Medical Office	Other
SS cash NOI	$244	$297	$42

Potential SS cash NOI outlook for the full year 2020

	Life Science	Medical Office	Other
Low	4.00%	1.00%	1.75%
High	5.00%	2.00%	2.50%
______________________________________

(1)	Please note that the figures provided on this page do not represent guidance, but a framework to help quantify potential outcomes and impacts from COVID-19.

(2)
In March 2020, we withdrew our 2020 guidance issued on February 11, 2020, as it did not include any adverse impact form COVID-19. A reconciliation of 2020 projected SS cash NOI to the most directly comparable financial measure calculated and presented in accordance with GAAP was prepared as part of our fourth quarter 2019 Discussion and Reconciliation of Non-GAAP Financial Measures, which is available on our website. As such, we have adjusted such amounts for the potential impacts from COVID-19 to provide a year-over year SS cash NOI outlook.

Projected Future Operations
In March 2020, we withdrew our 2020 guidance issued on February 11, 2020, as it did not include any adverse impact form COVID-19 outbreak. When the extent and timing of the outbreak becomes more clear, and we are then in a position to estimate the varying impacts across our diversified portfolio, including an updated sources and uses, we will make additional disclosures and update our guidance as appropriate.

9

Reconciliations
In thousands

Enterprise Gross Assets and Portfolio Investment(1)

	June 30, 2020
	Senior Housing Triple-net	SHOP	CCRC	Life Science	Medical Office	Other	Corporate Non-segment	Total
Consolidated total assets	$768,743	$2,883,370	$2,266,298	$5,654,298	$3,612,038	$422,129	$709,564	$16,316,440
Investments in and advances to unconsolidated JVs	—	(441,021)	(178)	—	(9,818)	(9,369)	—	(460,386)
Accumulated depreciation and amortization	311,413	523,867	130,616	899,548	1,385,360	99,821	—	3,350,625
Consolidated Gross Assets	$1,080,156	$2,966,216	$2,396,736	$6,553,846	$4,987,580	$512,581	$709,564	$19,206,679
Healthpeak's share of unconsolidated JV gross assets	—	603,488	69,862	—	18,330	9,157	—	700,837
Enterprise Gross Assets	$1,080,156	$3,569,704	$2,466,598	$6,553,846	$5,005,910	$521,738	$709,564	$19,907,516
Land held for development	—	(2,418)	(797)	(108,632)	(3,252)	—	—	(115,099)
Fully depreciated real estate and intangibles	46,439	193,228	10,324	359,490	453,377	9,181	—	1,072,039
Non-real estate related assets(2)	(93,944)	(192,877)	(257,373)	(233,477)	(331,736)	12,085	(709,564)	(1,806,886)
Real estate intangible liabilities	(7,991)	(8,599)	—	(138,198)	(89,999)	(4,871)	—	(249,658)
Noncontrolling interests' share of consolidated JVs real estate and related intangibles	—	(11,640)	—	(3,110)	(385,220)	—	—	(399,970)
Portfolio Investment	$1,024,660	$3,547,398	$2,218,752	$6,429,919	$4,649,080	$538,133	$—	$18,407,942
______________________________________

(1)
During the first quarter of 2020, primarily as a result of: (i) acquiring 100% ownership interest in 13 of the 15 CCRCs previously held in an unconsolidated joint venture and (ii) deconsolidating 19 SHOP assets into a new joint venture in December 2019, the Company's chief operating decision makers began reviewing operating results of the CCRCs on a stand-alone basis and financial information for each respective segment inclusive of the Company's share of unconsolidated joint ventures and exclusive of noncontrolling interests' share on consolidated joint ventures. Therefore, during the first quarter of 2020, the Company began reporting CCRCs as a separate segment and began reporting segment measures inclusive of the company's share of unconsolidated joint ventures and exclusive of noncontrolling interests' share of consolidated joint ventures.

(2)
Includes straight-line rent payables and receivables, net of reserves; lease commissions - 2nd generation, net of amortization; cash and restricted cash; operating lease right-of-use assets, net; and other assets, net.

10

Reconciliations
In thousands

Revenues(1)

	Three Months Ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
Senior housing triple-net	$49,805	$47,956	$42,603	$33,135	$24,589
SHOP	177,001	212,275	206,704	170,961	155,293
CCRC	—	—	3,010	91,780	113,926
Life science	107,596	118,561	120,155	128,883	138,496
Medical office	141,927	143,639	143,769	145,146	141,636
Other	15,238	15,540	15,450	15,245	14,500
Total revenues	$491,567	$537,971	$531,691	$585,150	$588,440
Senior housing triple-net	—	—	—	—	—
SHOP	—	—	—	—	2,209
CCRC	—	—	—	—	11,871
Life science	—	—	—	—	—
Medical office	—	—	—	—	—
Other	—	—	—	—	—
Government grant income	$—	$—	$—	$—	$14,080
Senior housing triple-net	—	—	—	—	—
SHOP	—	—	—	—	—
CCRC	—	—	—	—	—
Life science	—	—	—	—	—
Medical office	—	—	—	—	—
Other	(2,414)	(2,741)	(2,976)	(3,688)	(4,230)
Less: Interest income	$(2,414)	$(2,741)	$(2,976)	$(3,688)	$(4,230)
Senior housing triple-net	—	—	—	—	—
SHOP	5,922	4,943	8,131	25,765	24,684
CCRC	52,835	52,671	53,632	21,647	4,781
Life science	—	—	—	—	—
Medical office	709	701	695	695	691
Other	5,482	5,227	4,636	86	—
Healthpeak's share of unconsolidated JVs real estate revenues	$64,948	$63,542	$67,094	$48,193	$30,156
Senior housing triple-net	—	—	—	—	—
SHOP	—	—	—	—	270
CCRC	—	—	—	—	534
Life science	—	—	—	—	—
Medical office	—	—	—	—	—
Other	—	—	—	—	—
Healthpeak's share of unconsolidated JVs government grant income	$—	$—	$—	$—	$804
Senior housing triple-net	1	—	—	—	—
SHOP	(523)	(515)	(521)	(538)	(504)
CCRC	—	—	—	—	—
Life science	(42)	(52)	(54)	(52)	(57)
Medical office	(8,381)	(8,605)	(8,709)	(8,640)	(8,347)
Other	—	—	—	—	—
Noncontrolling interests' share of consolidated JVs real estate revenues	$(8,945)	$(9,172)	$(9,284)	$(9,230)	$(8,908)

Continued

11

Reconciliations
In thousands

Revenues(1)

	Three Months Ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
Senior housing triple-net	$49,806	$47,956	$42,603	$33,135	$24,589
SHOP	182,400	216,703	214,314	196,188	181,952
CCRC	52,835	52,671	56,642	113,427	131,112
Life science	107,554	118,509	120,101	128,831	138,439
Medical office	134,255	135,735	135,755	137,201	133,980
Other	18,306	18,026	17,110	11,643	10,270
Portfolio Real Estate Revenues	$545,156	$589,600	$586,525	$620,425	$620,342
Senior housing triple-net	4,792	(1,551)	(2,201)	(3,388)	(20)
SHOP	1,134	957	742	549	107
CCRC	4,861	5,748	3,245	(177)	(4)
Life science	(7,623)	(7,075)	(4,969)	(4,293)	(2,793)
Medical office	(1,870)	(2,270)	(2,031)	(2,104)	(1,599)
Other	(213)	79	138	461	485
Non-cash adjustments to Portfolio Real Estate Revenues	$1,081	$(4,112)	$(5,076)	$(8,952)	$(3,824)
Senior housing triple-net	54,598	46,405	40,402	29,747	24,569
SHOP	183,534	217,660	215,056	196,737	182,059
CCRC	57,696	58,419	59,887	113,250	131,108
Life science	99,931	111,434	115,132	124,538	135,646
Medical office	132,385	133,465	133,724	135,097	132,381
Other	18,093	18,105	17,248	12,104	10,755
Portfolio Cash Real Estate Revenues	$546,237	$585,488	$581,449	$611,473	$616,518
Senior housing triple-net	(34,925)	(26,733)	(20,594)	(9,804)	(4,253)
SHOP	(83,593)	(117,528)	(115,158)	(95,438)	(88,254)
CCRC	(57,696)	(58,419)	(59,887)	(113,250)	(131,108)
Life science	(17,409)	(26,395)	(31,035)	(41,103)	(48,294)
Medical office	(13,855)	(13,708)	(13,263)	(14,238)	(13,757)
Other	(11,450)	(11,284)	(10,376)	(5,127)	(3,921)
Non-SS Portfolio Cash Real Estate Revenues	$(218,928)	$(254,067)	$(250,313)	$(278,960)	$(289,587)
Senior housing triple-net	19,673	19,672	19,808	19,943	20,316
SHOP	99,941	100,132	99,898	101,299	93,805
CCRC	—	—	—	—	—
Life science	82,522	85,039	84,097	83,435	87,352
Medical office	118,530	119,757	120,461	120,859	118,624
Other	6,643	6,821	6,872	6,977	6,834
Portfolio Cash Real Estate Revenues - SS	$327,309	$331,421	$331,136	$332,513	$326,931
______________________________________

(1)
During the first quarter of 2020, primarily as a result of: (i) acquiring 100% ownership interest in 13 of the 15 CCRCs previously held in an unconsolidated joint venture and (ii) deconsolidating 19 SHOP assets into a new joint venture in December 2019, the Company's chief operating decision makers began reviewing operating results of the CCRCs on a stand-alone basis and financial information for each respective segment inclusive of the Company's share of unconsolidated joint ventures and exclusive of noncontrolling interests' share on consolidated joint ventures. Therefore, during the first quarter of 2020, the Company began reporting CCRCs as a separate segment and began reporting segment measures inclusive of the company's share of unconsolidated joint ventures and exclusive of noncontrolling interests' share of consolidated joint ventures. Accordingly, all prior period segment information has been recast to conform to the current period presentation.

12

Reconciliations
In thousands

Operating Expenses(1)

	Three Months Ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
Senior housing triple-net	$866	$865	$1,842	$506	$526
SHOP	137,460	166,201	162,893	138,130	137,507
CCRC	—	—	2,211	156,482	94,248
Life science	25,480	29,520	30,480	30,201	34,205
Medical office	50,176	51,472	50,903	50,687	49,350
Other	11	11	53	7	5
Operating expenses	$213,993	$248,069	$248,382	$376,013	$315,841
Senior housing triple-net	—	—	—	—	—
SHOP	4,430	3,816	5,983	17,956	18,686
CCRC	42,456	43,193	43,452	18,037	4,826
Life science	—	—	—	—	—
Medical office	283	279	270	275	275
Other	11	23	20	(2)	1
Healthpeak's share of unconsolidated JVs operating expenses	$47,180	$47,311	$49,725	$36,266	$23,788
Senior housing triple-net	—	—	—	—	—
SHOP	(320)	(388)	(350)	(377)	(411)
CCRC	—	—	—	—	—
Life science	(13)	(16)	(17)	(17)	(18)
Medical office	(2,496)	(2,593)	(2,596)	(2,600)	(2,507)
Other	—	—	—	—	—
Noncontrolling interests' share of consolidated JVs operating expenses	$(2,829)	$(2,997)	$(2,963)	$(2,994)	$(2,936)
Senior housing triple-net	866	865	1,842	506	526
SHOP	141,570	169,629	168,526	155,709	155,782
CCRC	42,456	43,193	45,663	174,519	99,074
Life science	25,467	29,504	30,463	30,184	34,187
Medical office	47,963	49,158	48,577	48,362	47,118
Other	22	34	73	5	6
Portfolio Operating Expenses	$258,344	$292,383	$295,144	$409,285	$336,693
Senior housing triple-net	(14)	(14)	(1,093)	(14)	(61)
SHOP	236	218	125	18	(11)
CCRC	116	113	91	(91,738)	(22)
Life science	(17)	(13)	(13)	(13)	(14)
Medical office	(658)	(661)	(654)	(647)	(648)
Other	—	—	1	—	—
Non-cash adjustments to Portfolio Operating Expenses	$(337)	$(357)	$(1,543)	$(92,394)	$(756)
Senior housing triple-net	852	851	749	492	465
SHOP	141,806	169,847	168,651	155,727	155,771
CCRC	42,572	43,306	45,754	82,781	99,052
Life science	25,450	29,491	30,450	30,171	34,173
Medical office	47,305	48,497	47,923	47,715	46,470
Other	22	34	74	5	6
Portfolio Cash Operating Expenses	$258,007	$292,026	$293,601	$316,891	$335,937
Continued

13

Reconciliations
In thousands

Operating Expenses(1)

	Three Months Ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
Senior housing triple-net	$(822)	$(820)	$(725)	$(457)	$(430)
SHOP	(68,802)	(94,590)	(93,330)	(79,146)	(78,391)
CCRC	(42,572)	(43,306)	(45,754)	(82,781)	(99,052)
Life science	(5,005)	(8,039)	(9,414)	(10,185)	(13,425)
Medical office	(5,827)	(5,950)	(5,625)	(6,093)	(5,910)
Other	(17)	(29)	1	—	(2)
Non-SS Portfolio Cash Operating Expenses	$(123,045)	$(152,734)	$(154,847)	$(178,662)	$(197,210)
Senior housing triple-net	30	31	24	35	35
SHOP	73,004	75,257	75,321	76,581	77,380
CCRC	—	—	—	—	—
Life science	20,445	21,452	21,036	19,986	20,748
Medical office	41,478	42,547	42,298	41,622	40,560
Other	5	5	75	5	4
Portfolio Cash Operating Expenses - SS	$134,962	$139,292	$138,754	$138,229	$138,727
______________________________________

(1)
During the first quarter of 2020, primarily as a result of: (i) acquiring 100% ownership interest in 13 of the 15 CCRCs previously held in an unconsolidated joint venture and (ii) deconsolidating 19 SHOP assets into a new joint venture in December 2019, the Company's chief operating decision makers began reviewing operating results of the CCRCs on a stand-alone basis and financial information for each respective segment inclusive of the Company's share of unconsolidated joint ventures and exclusive of noncontrolling interests' share on consolidated joint ventures. Therefore, during the first quarter of 2020, the Company began reporting CCRCs as a separate segment and began reporting segment measures inclusive of the company's share of unconsolidated joint ventures and exclusive of noncontrolling interests' share of consolidated joint ventures. Accordingly, all prior period segment information has been recast to conform to the current period presentation.

14

Reconciliations
In thousands

Revenues	Operating Expenses

Six Months Ended June 30, 2020		Six Months Ended June 30, 2020
Senior housing triple-net	$57,724	Senior housing triple-net	$1,032
SHOP	326,254	SHOP	275,637
CCRC	205,706	CCRC	250,730
Life science	267,379	Life science	64,406
Medical office	286,782	Medical office	100,037
Other	29,745	Other	12
Total revenues	$1,173,590	Operating expenses	$691,854
Senior housing triple-net	—	Senior housing triple-net	—
SHOP	2,209	SHOP	36,642
CCRC	11,871	CCRC	22,863
Life science	—	Life science	—
Medical office	—	Medical office	550
Other	—	Other	(1)
Government grant income	$14,080	Healthpeak's share of unconsolidated JVs operating expenses	$60,054
Senior housing triple-net	—	Senior housing triple-net	—
SHOP	—	SHOP	(788)
CCRC	—	CCRC	—
Life science	—	Life science	(35)
Medical office	—	Medical office	(5,107)
Other	(7,918)	Other	—
Less: Interest income	$(7,918)	Noncontrolling interests' share of consolidated JVs operating expenses	$(5,930)
Senior housing triple-net	—	Senior housing triple-net	1,032
SHOP	50,449	SHOP	311,491
CCRC	26,428	CCRC	273,593
Life science	—	Life science	64,371
Medical office	1,386	Medical office	95,480
Other	86	Other	11
Healthpeak's share of unconsolidated JVs real estate revenues	$78,349	Portfolio Operating Expenses	$745,978
Senior housing triple-net	—	Senior housing triple-net	(75)
SHOP	270	SHOP	7
CCRC	534	CCRC	(91,760)
Life science	—	Life science	(27)
Medical office	—	Medical office	(1,295)
Other	—	Other	—
Healthpeak's share of unconsolidated JVs government grant income	$804	Non-cash adjustments to Portfolio Operating Expenses	$(93,150)
Senior housing triple-net	—	Senior housing triple-net	957
SHOP	(1,042)	SHOP	311,498
CCRC	—	CCRC	181,833
Life science	(109)	Life science	64,344
Medical office	(16,987)	Medical office	94,185
Other	—	Other	11
Noncontrolling interests' share of consolidated JVs real estate revenues	$(18,138)	Portfolio Cash Operating Expenses	$652,828

Continued

15

Reconciliations
In thousands

Revenues	Operating Expenses

Six Months Ended June 30, 2020		Six Months Ended June 30, 2020
Senior housing triple-net	$57,724	Senior housing triple-net	$(887)
SHOP	378,140	SHOP	(228,948)
CCRC	244,539	CCRC	(181,833)
Life science	267,270	Life science	(24,998)
Medical office	271,181	Medical office	(12,979)
Other	21,913	Other	(2)
Portfolio Real Estate Revenues	$1,240,767	Non-SS Portfolio Cash Operating Expenses(2)	$(449,647)
Senior housing triple-net	(3,408)	Senior housing triple-net	70
SHOP	656	SHOP	82,550
CCRC	(181)	CCRC	—
Life science	(7,086)	Life science	39,346
Medical office	(3,703)	Medical office	81,206
Other	946	Other	9
Non-cash adjustments to Portfolio Real Estate Revenues	$(12,776)	Portfolio Cash Operating Expenses - SS(2)	$203,181
Senior housing triple-net	54,316
SHOP	378,796
CCRC	244,358
Life science	260,184
Medical office	267,478
Other	22,859
Portfolio Cash Real Estate Revenues	$1,227,991
Senior housing triple-net	(14,056)
SHOP	(265,901)
CCRC	(244,358)
Life science	(93,919)
Medical office	(30,269)
Other	(9,047)
Non-SS Portfolio Cash Real Estate Revenues(1)	$(657,550)
Senior housing triple-net	40,260
SHOP	112,895
CCRC	—
Life science	166,265
Medical office	237,209
Other	13,812
Portfolio Cash Real Estate Revenues - SS(1)	$570,441
______________________________________

(1)	The property count used for Non-SS Portfolio Cash Real Estate Revenues and Portfolio Cash Real Estate Revenues - SS differed from the three and six months ended June 30, 2020.

(2)	The property count used for Non-SS Portfolio Cash Operating Expenses and Portfolio Cash Operating Expenses - SS differed for the three and six months ended June 30, 2020.

16

Reconciliations
In thousands

EBITDAre and Adjusted EBITDAre

Three Months Ended June 30, 2020
Net income (loss)	$55,049
Interest expense	57,550
Income tax expense (benefit)	(7,346)
Depreciation and amortization	178,488
Other depreciation and amortization	1,787
Loss (gain) on sales of real estate	(82,863)
Loss (gain) upon change of control	(2,528)
Impairments (recoveries) of depreciable real estate	17,797
Share of unconsolidated JV:
Interest expense	945
Income tax expense (benefit)	(507)
Depreciation and amortization	25,618
Gain on sale of real estate from unconsolidated JVs	(1,519)
EBITDAre	$242,471

Transaction-related items	673
Other impairments (recoveries) and losses (gains)	6,291
Loss on debt extinguishments	25,824
Litigation costs (recoveries)	100
Amortization of deferred compensation	4,984
Foreign currency remeasurement losses (gains)	143
Adjusted EBITDAre	$280,486

Adjusted Fixed Charge Coverage

Three Months Ended June 30, 2020
Interest expense	$57,550
Share of unconsolidated JV interest expense	945
Capitalized interest	6,726
Fixed Charges	$65,221

Adjusted Fixed Charge Coverage	4.3x

17

Reconciliations
In thousands

Enterprise Debt and Net Debt

June 30, 2020
Bank line of credit and commercial paper	$—
Term loan	249,062
Senior unsecured notes	5,992,193
Mortgage debt(1)	515,177
Consolidated Debt	$6,756,432
Share of unconsolidated JV mortgage debt	92,245
Enterprise Debt	$6,848,677
Cash and cash equivalents	(730,957)
Share of unconsolidated JV cash and cash equivalents	(19,012)
Net Debt	$6,098,708

Financial Leverage

June 30, 2020
Enterprise Debt	$6,848,677
Enterprise Gross Assets	19,907,516
Financial Leverage	34.4%

Secured Debt Ratio

June 30, 2020
Mortgage debt(1)	$515,177
Share of unconsolidated JV mortgage debt	92,245
Enterprise Secured Debt	$607,422
Enterprise Gross Assets	19,907,516
Secured Debt Ratio	3.1%

Net Debt to Adjusted EBITDAre

	Three Months Ended June 30, 2020
Net Debt	$6,098,708
Annualized Adjusted EBITDAre	1,121,944	(2)
Net Debt to Adjusted EBITDAre	5.4x
  ______________________________________

(1)	Includes mortgage debt of $27.6 million on assets held for sale that matures in 2044.

(2)	Represents the current quarter Adjusted EBIDTAre multiplied by a factor of four.

18

Reconciliations
In thousands

Segment Cash NOI, Portfolio Income, and SS
Total Portfolio(1)

	Three Months Ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
Net Income (loss)	$(9,980)	$(42,308)	$47,359	$282,540	$55,049
Interest income	(2,414)	(2,741)	(2,976)	(3,688)	(4,230)
Interest expense	56,942	61,230	58,120	58,376	57,550
Depreciation and amortization	165,296	171,944	190,798	189,276	178,488
General and administrative	27,120	22,970	21,521	22,349	23,720
Transaction costs	1,337	1,319	1,569	14,848	627
Loss (gain) on sales of real estate, net	(11,448)	784	(4,193)	(164,869)	(82,863)
Impairments and loan loss (reserves) recoveries, net	68,538	38,257	110,284	39,123	24,050
Other expense (income), net	(21,008)	(693)	(157,296)	(210,608)	(19,586)
Loss on debt extinguishments	1,135	35,017	22,213	(833)	25,824
Income tax expense (benefit)	(1,864)	(6,261)	(5,679)	(33,044)	(7,346)
Government grant income	—	—	—	—	14,080
Equity loss (income) from unconsolidated JVs	1,506	7,643	(1,387)	11,979	17,086
Healthpeak's share of unconsolidated JVs NOI	17,768	16,231	17,369	11,927	7,172
Noncontrolling interests' share of consolidated JVs NOI	(6,116)	(6,175)	(6,321)	(6,236)	(5,972)
Portfolio NOI	$286,812	$297,217	$291,381	$211,140	$283,649
Adjustment to Portfolio NOI	1,418	(3,755)	(3,533)	83,442	(3,068)
Portfolio Cash NOI	$288,230	$293,462	$287,848	$294,582	$280,581
Interest income	2,414	2,741	2,976	3,688	4,230
Healthpeak's share of unconsolidated JVs interest income	91	87	80	—	—
Portfolio Income	$290,735	$296,290	$290,904	$298,270	$284,811
Interest income	(2,414)	(2,741)	(2,976)	(3,688)	(4,230)
Healthpeak's share of unconsolidated JVs interest income	(91)	(87)	(80)	—	—
Adjustment to Portfolio NOI	(1,418)	3,755	3,533	(83,442)	3,068
Non-SS NOI	(91,357)	(100,152)	(95,951)	(13,173)	(93,663)
SS NOI	$195,455	$197,065	$195,430	$197,967	$189,986
Non-cash adjustment to SS NOI	(3,108)	(4,936)	(3,048)	(3,683)	(1,782)
SS Cash NOI	$192,347	$192,129	$192,382	$194,284	$188,204

19

Reconciliations
In thousands

Senior Housing Triple-Net(1)

	Three Months Ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
Net Income (loss)	$17,560	$26,782	$9,513	$184,760	$15,809
Interest expense	206	106	102	82	72
Depreciation and amortization	15,688	12,773	10,202	7,160	7,175
Impairments and loan loss (reserves) recoveries, net	15,485	7,430	20,944	4,670	1,007
Loss (gain) on sales of real estate, net	—	—	—	(164,043)	—
Noncontrolling interests' share of consolidated JVs NOI	1	—	—	—	—
Portfolio NOI	$48,940	$47,091	$40,761	$32,629	$24,063
Adjustment to Portfolio NOI	4,806	(1,537)	(1,108)	(3,374)	41
Portfolio Cash NOI	$53,746	$45,554	$39,653	$29,255	$24,104
Adjustment to Portfolio NOI	(4,806)	1,537	1,108	3,374	(41)
Non-SS NOI	(29,730)	(26,219)	(19,866)	(12,150)	(3,522)
SS NOI	$19,210	$20,872	$20,895	$20,479	$20,541
Non-cash adjustment to SS NOI	433	(1,231)	(1,111)	(571)	(260)
SS Cash NOI	$19,643	$19,641	$19,784	$19,908	$20,281

SHOP(1)

	Three Months Ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
Net Income (loss)	$(50,085)	$(40,562)	$46,024	$(69,705)	$(46,821)
Interest expense	1,326	2,637	2,893	2,855	2,837
Depreciation and amortization	52,242	58,152	80,106	57,003	31,621
Impairments and loan loss (reserves) recoveries, net	52,963	24,721	86,684	23,285	16,158
Loss (gain) on sales of real estate, net	(4,691)	734	(10,541)	1,243	(1,579)
Other expense (income), net	(12,817)	—	(160,886)	—	(2,209)
Government grant income	—	—	—	—	2,209
Equity loss (income) from unconsolidated JVs	603	392	(469)	18,150	17,779
Healthpeak's share of unconsolidated JVs NOI	1,492	1,127	2,148	7,809	6,268
Noncontrolling interests' share of consolidated JVs NOI	(203)	(127)	(171)	(161)	(93)
Portfolio NOI	$40,830	$47,074	$45,788	$40,479	$26,170
Adjustment to Portfolio NOI	898	739	617	531	118
Portfolio Cash NOI	$41,728	$47,813	$46,405	$41,010	$26,288
Adjustment to Portfolio NOI	(898)	(739)	(617)	(531)	(118)
Non-SS NOI	(14,098)	(22,187)	(21,121)	(15,650)	(9,679)
SS NOI	$26,732	$24,887	$24,667	$24,829	$16,491
Non-cash adjustment to SS NOI	205	(12)	(90)	(111)	(66)
SS Cash NOI	$26,937	$24,875	$24,577	$24,718	$16,425

20

Reconciliations
In thousands

CCRC(1)

	Three Months Ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
Net Income (loss)	$(2,568)	$(9,194)	$(7,321)	$82,217	$826
Interest expense	—	—	—	1,304	1,969
Depreciation and amortization	—	—	—	20,229	31,426
Other expense (income), net	—	—	5,665	(170,332)	(14,142)
Government grant income	—	—	—	—	11,871
Equity loss (income) from unconsolidated JVs	2,568	9,194	2,455	1,880	(401)
Healthpeak's share of unconsolidated JVs NOI	10,379	9,478	10,180	3,610	489
Noncontrolling interests' share of consolidated JVs NOI	—	—	—	—	—
Portfolio NOI	$10,379	$9,478	$10,979	$(61,092)	$32,038
Adjustment to Portfolio NOI	4,745	5,635	3,154	91,561	18
Portfolio Cash NOI	$15,124	$15,113	$14,133	$30,469	$32,056
Adjustment to Portfolio NOI	(4,745)	(5,635)	(3,154)	(91,561)	(18)
Non-SS NOI	(10,379)	(9,478)	(10,979)	61,092	(32,038)
SS NOI	$—	$—	$—	$—	$—
Non-cash adjustment to SS NOI	—	—	—	—	—
SS Cash NOI	$—	$—	$—	$—	$—

Life Science(1)

	Three Months Ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
Net Income (loss)	$44,431	$43,858	$43,975	$48,408	$51,875
Interest expense	70	68	66	63	60
Depreciation and amortization	41,431	45,028	45,634	50,211	52,356
Loss (gain) on sales of real estate, net	(3,816)	87	—	—	—
Noncontrolling interests' share of consolidated JVs NOI	(29)	(36)	(37)	(35)	(39)
Portfolio NOI	$82,087	$89,005	$89,638	$98,647	$104,252
Adjustment to Portfolio NOI	(7,606)	(7,062)	(4,956)	(4,280)	(2,779)
Portfolio Cash NOI	$74,481	$81,943	$84,682	$94,367	$101,473
Adjustment to Portfolio NOI	7,606	7,062	4,956	4,280	2,779
Non-SS NOI	(17,744)	(23,382)	(26,126)	(33,531)	(37,091)
SS NOI	$64,343	$65,623	$63,512	$65,116	$67,161
Non-cash adjustment to SS NOI	(2,266)	(2,036)	(451)	(1,667)	(557)
SS Cash NOI	$62,077	$63,587	$63,061	$63,449	$66,604

21

Reconciliations
In thousands

Medical Office(1)

	Three Months Ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
Net Income (loss)	$40,613	$32,387	$37,259	$40,808	$116,989
Interest expense	109	108	105	102	100
Depreciation and amortization	54,096	54,152	53,323	53,148	54,572
Impairments and loan loss (reserves) recoveries, net	90	5,729	2,656	2,706	2,119
Loss (gain) on sales of real estate, net	(2,941)	7	(263)	(2,109)	(81,284)
Equity loss (income) from unconsolidated JVs	(216)	(216)	(214)	(196)	(210)
Healthpeak's share of unconsolidated JVs NOI	426	422	425	420	416
Noncontrolling interests' share of consolidated JVs NOI	(5,885)	(6,012)	(6,113)	(6,040)	(5,840)
Portfolio NOI	$86,292	$86,577	$87,178	$88,839	$86,862
Adjustment to Portfolio NOI	(1,212)	(1,609)	(1,377)	(1,457)	(951)
Portfolio Cash NOI	$85,080	$84,968	$85,801	$87,382	$85,911
Adjustment to Portfolio NOI	1,212	1,609	1,377	1,457	951
Non-SS NOI	(7,867)	(7,611)	(7,529)	(8,178)	(7,809)
SS NOI	$78,425	$78,966	$79,649	$80,661	$79,053
Non-cash adjustment to SS NOI	(1,373)	(1,756)	(1,486)	(1,424)	(989)
SS Cash NOI	$77,052	$77,210	$78,163	$79,237	$78,064

Other(1)

	Three Months Ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
Net Income (loss)	$14,837	$16,064	$10,412	$54,773	$8,473
Interest income	(2,414)	(2,741)	(2,976)	(3,688)	(4,230)
Depreciation and amortization	1,839	1,839	1,533	1,525	1,338
Impairments and loan loss (reserves) recoveries, net	—	377	—	8,462	4,766
Loss (gain) on sales of real estate, net	—	(44)	6,611	40	—
Other expense (income), net	—	(980)	—	(41,707)	—
Equity loss (income) from unconsolidated JVs	(1,449)	(1,727)	(3,159)	(7,855)	(82)
Healthpeak's share of unconsolidated JVs NOI	5,471	5,204	4,616	88	(1)
Portfolio NOI	$18,284	$17,992	$17,037	$11,638	$10,264
Adjustment to Portfolio NOI	(213)	79	137	461	485
Portfolio Cash NOI	$18,071	$18,071	$17,174	$12,099	$10,749
Interest income	2,414	2,741	2,976	3,688	4,230
Healthpeak's share of unconsolidated JVs interest income	91	87	80	—	—
Portfolio Income	$20,576	$20,899	$20,230	$15,787	$14,979
Interest income	(2,414)	(2,741)	(2,976)	(3,688)	(4,230)
Healthpeak's share of unconsolidated JVs interest income	(91)	(87)	(80)	—	—
Adjustment to Portfolio NOI	213	(79)	(137)	(461)	(485)
Non-SS NOI	(11,539)	(11,275)	(10,330)	(4,756)	(3,524)
SS NOI	$6,745	$6,717	$6,707	$6,882	$6,740
Non-cash adjustment to SS NOI	(107)	99	90	90	90
SS Cash NOI	$6,638	$6,816	$6,797	$6,972	$6,830

22

Reconciliations
In thousands

Corporate Non-Segment(1)

	Three Months Ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
Net Income (loss)	$(74,768)	$(111,643)	$(92,503)	$(58,721)	$(92,102)
Interest expense	55,231	58,311	54,954	53,970	52,512
General and administrative	27,120	22,970	21,521	22,349	23,720
Transaction costs	1,337	1,319	1,569	14,848	627
Other expense (income), net	(8,191)	287	(2,075)	1,431	(3,235)
Loss on debt extinguishments	1,135	35,017	22,213	(833)	25,824
Income tax expense (benefit)	(1,864)	(6,261)	(5,679)	(33,044)	(7,346)
Portfolio NOI	$—	$—	$—	$—	$—
______________________________________

(1)
During the first quarter of 2020, primarily as a result of: (i) acquiring 100% ownership interest in 13 of the 15 CCRCs previously held in an unconsolidated joint venture and (ii) deconsolidating 19 SHOP assets into a new joint venture in December 2019, the Company's chief operating decision makers began reviewing operating results of the CCRCs on a stand-alone basis and financial information for each respective segment inclusive of the Company's share of unconsolidated joint ventures and exclusive of noncontrolling interests' share on consolidated joint ventures. Therefore, during the first quarter of 2020, the Company began reporting CCRCs as a separate segment and began reporting segment measures inclusive of the company's share of unconsolidated joint ventures and exclusive of noncontrolling interests' share of consolidated joint ventures. Accordingly, all prior period segment information has been recast to conform to the current period presentation.

23

Reconciliations
In thousands

Segment Cash NOI, Portfolio Income, and SS
For the six months ended June 30, 2020(1)

	Senior Housing Triple-Net	SHOP	CCRC	Life Science	Medical Office	Other	Corporate Non-segment	Total
Net Income (loss)	$200,567	$(116,525)	$83,043	$100,284	$157,797	$63,246	$(150,823)	$337,589
Interest income	—	—	—	—	—	(7,918)	—	(7,918)
Interest expense	154	5,692	3,273	122	203	—	106,482	115,926
Depreciation and amortization	14,337	88,623	51,655	102,567	107,720	2,862	—	367,764
General and administrative	—	—	—	—	—	—	46,069	46,069
Transaction costs	—	—	—	—	—	—	15,475	15,475
Impairments and loan loss (reserves) recoveries, net	5,677	39,443	—	—	4,825	13,228	—	63,173
Loss (gain) on sales of real estate, net	(164,043)	(336)	—	—	(83,393)	40	—	(247,732)
Loss on debt extinguishments	—	—	—	—	—	—	24,991	24,991
Other expense (income), net	—	(2,209)	(184,474)	—	—	(41,707)	(1,804)	(230,194)
Income tax expense (benefit)	—	—	—	—	—	—	(40,390)	(40,390)
Government grant income	—	2,209	11,871	—	—	—	—	14,080
Healthpeak's share of unconsolidated joint venture NOI	—	14,077	4,099	—	836	87	—	19,099
Noncontrolling interests' share of consolidated joint venture NOI	—	(254)	—	(74)	(11,880)	—	—	(12,208)
Equity loss (income) from unconsolidated JVs	—	35,929	1,479	—	(407)	(7,936)	—	29,065
NOI	$56,692	$66,649	$(29,054)	$202,899	$175,701	$21,902	$—	$494,789
Adjustment to NOI	(3,333)	649	91,579	(7,059)	(2,408)	946		80,374
Cash NOI	$53,359	$67,298	$62,525	$195,840	$173,293	$22,848	$—	$575,163
Interest Income	—	—	—	—	—	7,918		7,918
Portfolio Income	$53,359	$67,298	$62,525	$195,840	$173,293	$30,766	$—	$583,081
Interest income	—	—	—	—	—	(7,918)	—	(7,918)
Adjustment to NOI	3,333	(649)	(91,579)	7,059	2,408	(946)	—	(80,374)
Non-SS NOI	(15,672)	(36,128)	29,054	(74,417)	(17,261)	(8,279)	—	(122,703)
SS NOI	$41,020	$30,521	$—	$128,482	$158,440	$13,623	$—	$372,086
Non-cash adjustment to SS NOI	(830)	(176)	—	(1,563)	(2,437)	180	—	(4,826)
SS cash NOI	$40,190	$30,345	$—	$126,919	$156,003	$13,803	$—	$367,260
______________________________________

(1)
During the first quarter of 2020, primarily as a result of: (i) acquiring 100% ownership interest in 13 of the 15 CCRCs previously held in an unconsolidated joint venture and (ii) deconsolidating 19 SHOP assets into a new joint venture in December 2019, the Company's chief operating decision makers began reviewing operating results of the CCRCs on a stand-alone basis and financial information for each respective segment inclusive of the Company's share of unconsolidated joint ventures and exclusive of noncontrolling interests' share on consolidated joint ventures. Therefore, during the first quarter of 2020, the Company began reporting CCRCs as a separate segment and began reporting segment measures inclusive of the company's share of unconsolidated joint ventures and exclusive of noncontrolling interests' share of consolidated joint ventures. Accordingly, all prior period segment information has been recast to conform to the current period presentation.

24

Reconciliations
In thousands

For the six months ended June 30, 2019

	Senior Housing Triple-Net	SHOP	CCRC	Life Science	Medical Office	Other	Corporate Non-segment	Total
Net Income (loss)	$61,688	$(41,455)	$(4,664)	$80,514	$71,902	$28,965	$(141,940)	$55,010
Interest income	—	—	—	—	—	(4,127)	—	(4,127)
Interest expense	795	1,989	—	143	221	—	103,121	106,269
Depreciation and amortization	32,366	76,328	—	77,677	107,198	3,678	—	297,247
General and administrative	—	—	—	—	—	—	48,475	48,475
Transaction costs	—	—	—	—	—	—	5,855	5,855
Impairments and loan loss (reserves) recoveries, net	15,485	52,963	—	—	8,948	—	—	77,396
Loss (gain) on sales of real estate, net	(3,557)	(9,314)	—	(3,738)	(2,883)	—	—	(19,492)
Loss on debt extinguishments	—	—	—	—	—	—	1,135	1,135
Other expense (income), net	—	(12,817)	—	—	—	—	(11,324)	(24,141)
Income tax expense (benefit)	—	—	—	—	—	—	(5,322)	(5,322)
Healthpeak's share of unconsolidated joint venture NOI	—	2,980	21,240	—	856	10,986	—	36,062
Noncontrolling interests' share of consolidated joint venture NOI	(1)	(325)	—	(56)	(11,764)	—	—	(12,146)
Equity loss (income) from unconsolidated JVs	—	1,081	4,664	—	(427)	(2,949)	—	2,369
NOI	$106,776	$71,430	$21,240	$154,540	$174,051	$36,553	$—	$564,590
Adjustment to NOI	5,371	2,080	8,197	(10,084)	(2,960)	(492)	—	2,112
Cash NOI	$112,147	$73,510	$29,437	$144,456	$171,091	$36,061	$—	$566,702
Interest Income	—	—	—	—	—	4,127	—	4,127
Healthpeak's share of unconsolidated joint venture interest income	—	—	—	—	—	183	—	183
Portfolio Income	$112,147	$73,510	$29,437	$144,456	$171,091	$40,371	$—	$571,012
Interest income	—	—	—	—	—	(4,127)	—	(4,127)
Healthpeak's share of unconsolidated joint venture interest income	—	—	—	—	—	(183)	—	(183)
Adjustment to NOI	(5,371)	(2,080)	(8,197)	10,084	2,960	492	—	(2,112)
Non-SS NOI	(68,811)	(35,790)	(21,240)	(30,356)	(17,536)	(23,087)	—	(196,820)
SS NOI	$37,965	$35,640	$—	$124,184	$156,515	$13,466	$—	$367,770
Non-cash adjustment to SS NOI	1,069	505	—	(3,641)	(3,311)	(213)	—	(5,591)
SS cash NOI	$39,034	$36,145	$—	$120,543	$153,204	$13,253	$—	$362,179

25

Reconciliations
In thousands

Pro forma Portfolio Income(1)

	Three Months Ended June 30, 2020
	Senior Housing Triple-net	SHOP	CCRC	Life Science	Medical Office	Other	Total
Portfolio Income(2)	$24,104	$26,288	$32,056	$101,473	$85,911	$14,979	$284,810
Pro forma Adjustments:
Senior housing asset sales and transitions(3)	(4,245)	1,102	(507)	—	—	—	(3,650)
Other pro forma adjustments(4)	—	—	—	—	(2,511)	(3,807)	(6,318)
Pro forma Portfolio Income	$19,859	$27,390	$31,549	$101,472	$83,400	$11,172	$274,843
 ______________________________________

(1)	May not add due to rounding.

(2)	See pages 19 to 25 of this document for a reconciliation of Portfolio Income to net income.

(3)
Includes pro forma adjustments to reflect certain previously announced transactions. Pro forma Portfolio Income is further adjusted to reflect acquisitions, dispositions and operator transitions as if they occurred on the first day of the quarter.

(4)
Includes the sale of three Medical office properties and includes proforma adjustment to reflect the sale of one hospital for which the tenant has provided notice to exercise a purchase option. Pro forma Portfolio Income is further adjusted to reflect acquisitions and dispositions as if they occurred on the first day of the quarter.

26

Reconciliations
In thousands, except per month data

REVPOR(1)
SHOP

	Three Months Ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
REVPOR SHOP
Portfolio Real Estate Revenues	$182,400	$216,703	$214,314	$196,188	$181,952
Adjustments to Portfolio Real Estate Revenues	1,134	957	742	549	107
Portfolio Cash Real Estate Revenues	$183,534	$217,660	$215,056	$196,737	$182,059
Other adjustments to REVPOR SHOP(2)	(32,927)	(28,945)	(50,116)	(49,938)	(47,386)
REVPOR SHOP revenues	$150,607	$188,714	$164,939	$146,798	$134,673

Average occupied units/month	10,211	11,838	9,927	8,422	7,823
REVPOR SHOP per month(3)	$4,917	$5,314	$5,538	$5,810	$5,738

SS REVPOR SHOP
REVPOR SHOP revenues	$150,607	$188,714	$164,939	$146,798	$134,673
Change in reporting structure(4)	—	(28,579)	(28,595)	(28,877)	(27,556)
Other non-SS cash real estate revenues	(50,666)	(60,003)	(36,447)	(16,623)	(13,312)
SS REVPOR SHOP revenues	$99,941	$100,132	$99,898	$101,299	$93,805

SS average occupied units/month	6,532	6,562	6,567	6,522	6,098
SS REVPOR SHOP per month(3)	$5,100	$5,087	$5,070	$5,177	$5,128
CCRC

	Three Months Ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
REVPOR CCRC
Portfolio Real Estate Revenues	$52,835	$52,671	$56,642	$113,427	$131,112
Adjustments to Portfolio Real Estate Revenues	4,861	5,748	3,245	(177)	(4)
Portfolio Cash Real Estate Revenues	$57,696	$58,419	$59,887	$113,250	$131,108
Other adjustments to REVPOR CCRC(5)	(9,508)	(10,723)	(11,391)	(6,414)	(5,311)
REVPOR CCRC revenues	$48,188	$47,696	$48,496	$106,836	$125,797

Average occupied units/month	3,053	3,032	3,056	5,473	5,979
REVPOR CCRC per month(6)	$5,262	$5,243	$5,290	$6,507	$7,014
______________________________________

(1)	May not add due to rounding.

(2)
Includes revenue for newly completed facilities under lease-up, facilities sold or held for sale, facilities acquired or transitioned to new operators during the relevant period, and assets in redevelopment.

(3)	Represents the current quarter REVPOR divided by a factor of three.

(4)	Represents revenues for assets that converted from senior housing triple-net to SHOP during the year-over-year comparison period.

(5)	Includes revenue from non-refundable entrance fees, facilities converted to a new operating structure during the relevant period, and facilities that are held for sale.
(6) Represents the current quarter REVPOR CCRC divided by a factor of three.

27